EXHIBIT 10.20

                       PUBLIC HEALTH CONSULTING AGREEMENT


     THIS AGREEMENT made this 29th day of July, 2005 by and between K McQueen, MD, MPH, PLLC ("Consultant") and IR BioSciences Holdings, Inc., a Delaware corporation ("Client").

     WHEREAS, Client desires to obtain Consultant's services in connection with Client's scientific studies, and Consultant is willing to render such services as hereinafter more fully set forth.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Client hereby engages and retains Consultant and Consultant hereby agrees to use its best efforts to render to Client the consulting services hereinafter described for a period of three months (3) commencing as of the date of the execution of this agreement.

     2. Consultant's services hereunder shall consist of:

               a. Comprehensive public health consulting and liaison with United States military services to pursue collaborative research in the following areas:

                    (i)Viral infections, infectious diseases, Avian Flu and AIDS
                    (ii)Upper respiratory illness.
                    (iii) Pilot studies for applications in our pipeline such as the ONR tissue regeneration study

               b. Assist in the development of joint research studies for each of the above indications;

               c. Advise and assist in developing strategic relationships with other organizations and entities for developing treatments for each of the above indications; and,

               d. Advise in qualifying test protocols and results.

     Client agrees that Consultant shall not be precluded during the term of this Agreement from providing other consulting services or engaging in any other business activities whether or not such consulting services or business activities are pursued for gain, profit or other pecuniary advantage and whether or not such consulting activities are in direct or indirect competition with the business activities of Client.

     3. The Consultant agrees that during the term of the engagement, the Consultant will provide a minimum of eight (8) hours of services per month.

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EXHIBIT 10.20

     4. For the services provided the Consultant will receive a consulting fee of $200 per hour. This hourly fee will consist of:

               a. Cash fees in the amount of $200.00

     Payments to the Consultant will be made by the Client on or before the fifteenth day after invoicing.

     5. Consultant shall be entitled to reimbursement by Client for such reasonable out-of-pocket expenses for travel, accommodation and other related expenses as Consultant may incur in performing services under this Agreement. Client must pre-approve expenses greater than $500. Travel time will be billed at $100.00 per hour to a maximum of 8 hours per day. Travel time that serves the interest of multiple clients will be billed in a pro-rated manner.

     6. All final decisions with respect to consultations or services rendered by Consultant pursuant to this Agreement shall be those of Client, and there shall be no liability on the part of the Consultant in respect thereof. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof, and there are no representations of warranties other than as shall be here in or therein set forth. No waiver or modification hereof shall be valid unless in writing. No waiver of any term, provision or condition of this Agreement, in any one or more instance, shall constitute a waiver of any other provision hereof, whether or not similar, nor shall such waiver constitute a continuing waiver.

     7. Either the Consultant or the Company may terminate this agreement with at least two week's prior written notice anytime during this engagement.

     8. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Arizona.

     9. This Agreement may be amended by mutual consent of both parties.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed as of the day and year first above written.




                                             IR BIOSCIENCES HOLDINGS, INC.

                                             By:  /s/ Michael K. Wilhelm
                                                  ---------------------------
                                                  Michael K. Wilhelm, CEO

ACKNOWLEDGED AND ACCEPTED:


By:  /s/ Kelly McQueen
     ---------------------------
     Kelly McQueen, MD